UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. 1)

Filed by the Registrant  ☒                Filed by a party other than the Registrant  ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a‑6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under Sec.240.14a‑12

Ardelyx, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than The Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

ARDELYX, INC.

400 Fifth Avenue, Suite 210, Waltham, MA 02451

AMENDMENT NO. 1 TO PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 15, 2022

EXPLANATORY NOTE

This Amendment No. 1 (the “Amendment”) to the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission (the “SEC”) on April 29, 2022 (the “Proxy Statement”) is being filed to amend and correct the numbered order in which the proposals appear throughout the Proxy Statement. The numbered order of the proposals in the Proxy Statement as originally filed does not match the form of proxy card that is being mailed to the Company’s stockholders, and this Amendment corrects that error. Capitalized terms not defined in this Amendment shall have the meanings ascribed in the Proxy Statement.

All references in the Proxy Statement to Proposal No. 3, to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, should be updated to Proposal No. 4. All references in the Proxy Statement to Proposal No. 4, to ratify the selection, by the Audit Committee of our Board of Directors, of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2022, should be updated to Proposal No. 3.

No changes have been made to the body of the Proxy Statement itself, and the form of proxy card that is being mailed to the Company’s stockholders is the correct version.

THIS AMENDMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.
EXCEPT AS SPECIFICALLY REVISED BY THE INFORMATION CONTAINED HEREIN, THIS AMENDMENT DOES NOT REVISE OR UPDATE ANY OF THE OTHER INFORMATION SET FORTH IN THE PROXY STATEMENT.